Exhibit 99.1

FOR IMMEDIATE RELEASE

Cogent Contacts:
For Public Relations:	For Investor Relations:
Travis Wachter	John Chang
+ 1 (202) 295-4217	+ 1 (202) 295-4212
twachter@cogentco.com	investor.relations@cogentco.com

Cogent Communications Reports Second Quarter 2012 Results
and Declares Quarterly Dividend on Common Stock

Financial and Business Highlights

•                  Cogent approves payment of a quarterly dividend of $0.10 per common share to be paid on September 12, 2012 to shareholders of record on August 22, 2012

•                  Service revenue for Q2 2012 of $77.8 million — an increase of 1.2% from $76.9 million for Q1 2012 and an increase of 3.0% from $75.6 million for Q2 2011

•                  Foreign exchange negatively impacts revenue growth from Q1 2012 to Q2 2012 by $0.4 million and negatively impacts revenue growth from Q2 2011 to Q2 2012 by $2.1 million

•                  The loss of a Cogent customer in January 2012 who represented approximately 5.5% of service revenue for Q4 2011 and 2011 negatively impacts revenue growth from Q1 2012 to Q2 2012 and from Q2 2011 to Q2 2012

•                  On a constant currency basis and excluding the impact of the loss of this Cogent customer in Q1 2012  — service revenue increased by 2.9% from Q1 2012 to Q2 2012

•                  Traffic increased 10% from Q1 2012 to Q2 2012 and traffic grew by 20% from Q2 2011 to Q2 2012

•                  EBITDA, as adjusted, of $25.3 million for Q2 2012 — an increase of 12.3% from $22.6 million for Q1 2012

•                  EBITDA, as adjusted margin was 32.6% for Q2 2012, 29.3% for Q1 2012

•                  32,066 customer connections on the Cogent network at the end of Q2 2012 - an increase of 4.3% from 30,757 customer connections at the end of Q1 2012 and an increase of 15.7% from 27,724 customer connections at the end of Q2 2011

[WASHINGTON, D.C. August 9, 2012] Cogent Communications Group, Inc. (NASDAQ: CCOI) today announced service revenue of $77.8 million for the three months ended June 30, 2012, an increase of 1.2% from $76.9 million for the three months ended March 31, 2012 and an increase of 3.0% over $75.6 million for the three months ended June 30, 2011.

On-net revenue was $57.3 million for the three months ended June 30, 2012, an increase of 1.0% from $56.8 million for the three months ended March 31, 2012.  On-net revenue was $58.0 million for the three months ended June 30, 2011. On-net service is provided to customers located in buildings that are physically connected to Cogent’s network by Cogent facilities.

Off-net revenue was $19.9 million for the three months ended June 30, 2012, an increase of 1.9% over $19.5 million for the three months ended March 31, 2012 and an increase of 18.4% over $16.8 million for the three months ended June 30, 2011. Off-net customers are located in buildings directly connected to Cogent’s network using other carriers’ facilities and services to provide the last mile portion of the link from the customers’ premises to Cogent’s network.

Non-core revenue was $0.6 million for the three months ended June 30, 2012, $0.6 million for the three months ended March 31, 2012 and $0.8 million for the three months ended June 30, 2011.  Non-core services are legacy services, which Cogent acquired and continues to support but does not actively sell.

Gross profit, excluding equity-based compensation expense, increased 0.4% to $42.8 million for the three months ended June 30, 2012 from $42.6 million for the three months ended March 31, 2012 and increased 0.9% from $42.5 million for the three months ended June 30, 2011.   Gross profit margin, excluding equity-based compensation expense, was 55.0% for the three months ended June 30, 2012, 55.4% for the three months ended March 31, 2012, and 56.2% for the three months ended June 30, 2011.

Earnings before interest, taxes, depreciation and amortization (EBITDA), as adjusted, increased 12.3% to $25.3 million for the three months ended June 30, 2012 from $22.6 million for the three months ended March 31, 2012 and decreased 0.3% from $25.4 million for the three months ended June 30, 2011.   EBITDA, as adjusted, margin was 32.6% for the three months ended June 30, 2012, 29.3% for the three months ended March 31, 2012, and 33.6% for the three months ended June 30, 2011.

Basic and diluted net (loss) income per share was $(0.04) for the three months ended June 30, 2012, $(0.05) for the three months ended March 31, 2012 and $0.05 for the three months ended June 30, 2011.

Total customer connections increased 4.3% to 32,066 as of June 30, 2012 from 30,757 as of March 31, 2012 and increased 15.7% from 27,724 as of June 30, 2011. On-net customer connections increased 4.7% to 27,471 as of June 30, 2012 from 26,246 as of March 31, 2012 and increased 17.6% from 23,360 as of June 30, 2011.  Off-net customer connections increased 3.5% to 4,100 as of June 30, 2012 from 3,962 as of March 31, 2012 and increased 9.1% from 3,759 as of June 30, 2011.  Non-core customer connections were 495 as of June 30, 2012, 549 as of March 31, 2012 and 605 as of June 30, 2011.

The number of on-net buildings increased by 30 on-net buildings to 1,799 on-net buildings as of June 30, 2012 from 1,769 on-net buildings as of March 31, 2012, and increased by 130 on-net buildings from 1,669 on-net buildings as of June 30, 2011.

Quarterly Dividend Payment Approved

On August 7, 2012 Cogent’s board approved a payment of a dividend of $0.10 per common share payable on September 12, 2012 to shareholders of record on August 22, 2012.

The payment of any future quarterly dividends will be at the discretion of the board and will be dependent upon Cogent’s financial position, results of operations, available cash, cash flow, capital requirements and other factors deemed relevant by the board.

Conference Call and Website Information

Cogent will host a conference call with financial analysts at 8:30 a.m. (ET) on August 9, 2012 to discuss Cogent’s operating results for the second quarter of 2012 and Cogent’s expectations for full year 2012.  Investors and other interested parties may access a live audio webcast of the earnings call in the “Events” section of Cogent’s website at www.cogentco.com/events.  A replay of the webcast, together with the press release, will be available on the website following the earnings call.

About Cogent Communications

Cogent Communications (NASDAQ: CCOI) is a multinational, Tier 1 facilities-based ISP.  Cogent specializes in providing businesses with high speed Internet access and point-to-point transport services.  Cogent’s facilities-based, all-optical IP network backbone provides IP services in over 180 markets globally.

Cogent Communications is headquartered at 1015 31st Street, NW, Washington, D.C. 20007.  For more information, visit www.cogentco.com.  Cogent Communications can be reached in the United States at (202) 295-4200 or via email at info@cogentco.com.

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COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES

Summary of Financial and Operational Results

	Q1 2011	Q2 2011	Q3 2011	Q4 2011	Q1 2012	Q2 2012
Metric ($ in 000’s, except share and per share data) — unaudited
On-Net revenue	$56,772	$58,016	$58,697	$59,528	$56,750	$57,321
% Change from previous Qtr.	5.9%	2.2%	1.2%	1.4%	-4.7%	1.0%
Off-Net revenue	$15,951	$16,786	$17,968	$18,935	$19,501	$19,868
% Change from previous Qtr.	5.6%	5.2%	7.0%	5.4%	3.0%	1.9%
Non-Core revenue (1)	$737	$778	$702	$630	$637	$628
% Change from previous Qtr.	-3.2%	5.6%	-9.8%	-10.3%	1.1%	-1.4%
Service revenue — total	$73,460	$75,580	$77,367	$79,093	$76,888	$77,817
% Change from previous Qtr.	5.8%	2.9%	2.4%	2.2%	-2.8%	1.2%
Network operations expenses (2)	$31,633	$33,123	$33,497	$33,400	$34,255	$34,994
% Change from previous Qtr.	2.2%	4.7%	1.1%	-0.3%	2.6%	2.2%
Gross profit (2)	$41,827	$42,457	$43,870	$45,693	$42,633	$42,823
% Change from previous Qtr.	8.6%	1.5%	3.3%	4.2%	-6.7%	0.4%
Gross profit margin (2)	56.9%	56.2%	56.7%	57.8%	55.4%	55.0%
Selling, general and administrative expenses (3)	$17,582	$17,045	$17,202	$17,884	$20,188	$17,496
% Change from previous Qtr.	10.1%	-3.1%	0.9%	4.0%	12.9%	-13.3%
Depreciation and amortization expense	$14,791	$14,734	$15,188	$15,222	$15,239	$15,503
% Change from previous Qtr.	-0.2%	-0.4%	3.1%	0.2%	0.1%	1.7%
Equity-based compensation expense	$2,096	$2,007	$1,904	$1,688	$1,238	$2,023
% Change from previous Qtr.	11.7%	-4.2%	-5.1%	-11.3%	-26.7%	63.4%
Operating income	$7,358	$8,671	$9,576	$10,899	$5,968	$7,801
% Change from previous Qtr.	25.5%	17.8%	10.4%	13.8%	-45.2%	30.7%

EBITDA, as adjusted (4)	$24,247	$25,412	$26,668	$27,849	$22,557	$25,338
% Change from previous Qtr.	7.4%	4.8%	4.9%	4.4%	-19.0%	12.3%
EBITDA, as adjusted margin (4)	33.0%	33.6%	34.5%	35.2%	29.3%	32.6%
Net (loss) income	$(278)	$2,115	$281	$5,424	$(2,090)	$(1,791)
% Change from previous Qtr.	-110.8%	860.8%	-86.7%	1,830.2%	-138.5%	14.3%
Basic and diluted net (loss) income per common share	$(0.01)	$0.05	$0.01	$0.12	$(0.05)	$(0.04)
% Change from previous Qtr.	-116.7%	600.0%	-80.0%	1,100%	-141.7%	20.0%
Weighted average common shares — basic	44,731,858	45,021,507	45,080,859	45,044,733	45,241,418	45,313,804
% Change from previous Qtr.	0.2%	0.6%	0.1%	-0.1%	0.4%	0.2%
Weighted average common shares — diluted	44,731,858	45,548,725	45,559,972	45,582,580	45,241,418	45,313,804
% Change from previous Qtr.	-0.6%	1.8%	—%	—%	-0.7%	0.2%
Cash provided by operating activities	$13,468	$19,154	$15,898	$27,293	$12,686	$19,471
% Change from previous Qtr.	-38.7%	42.2%	-17.0%	71.7%	-53.5%	53.5%
Capital expenditures	$12,842	$13,153	$9,437	$10,424	$12,289	$10,575
% Change from previous Qtr.	9.6%	2.4%	-28.3%	10.5%	17.9%	-13.9%
Customer Connections — end of period
On-Net	21,878	23,360	24,535	25,518	26,246	27,471
% Change from previous Qtr.	4.8%	6.8%	5.0%	4.0%	2.9%	4.7%
Off-Net	3,642	3,759	3,864	3,915	3,962	4,100
% Change from previous Qtr.	3.3%	3.2%	2.8%	1.3%	1.2%	3.5%
Non-Core (1)	625	605	584	565	549	495
% Change from previous Qtr.	-3.5%	-3.2%	-3.5%	-3.3%	-2.8%	-9.8%
Total	26,145	27,724	28,983	29,998	30,757	32,066
% Change from previous Qtr.	4.4%	6.0%	4.5%	3.5%	2.5%	4.3%
Other — end of period
Buildings On-Net	1,609	1,669	1,707	1,744	1,769	1,799
Employees	569	584	607	639	612	613

(1)         Consists of legacy services of companies whose assets or businesses were acquired by Cogent, primarily including voice services (only provided in Toronto, Canada).

(2)         Excludes equity-based compensation expense of $140, $126, $122, $122, $83 and $118 in the three months ended March 31, 2011, June 30, 2011, September 30, 2011, December 31, 2011, March 31, 2012 and June 30, 2012, respectively.

(3)         Excludes equity-based compensation expense of $1,956, $1,881, $1,782, $1,566, $1,155 and $1,905 in the three months ended March 31, 2011, June 30, 2011, September 30, 2011, December 31, 2011, March 31, 2012 and June 30, 2012, respectively.

(4)         See schedule of non-GAAP metrics below for definition and reconciliation to GAAP measures. EBITDA, as adjusted, includes net gains from asset related transactions of $2, $40, $112 and $11 in the three months ended March 31, 2011, December 31, 2011, March 31, 2012 and June 30, 2012, respectively.

Schedule of Non-GAAP Measures

EBITDA and EBITDA, as adjusted

EBITDA represents net (loss) income before income taxes, net interest expense, equity-based compensation expense and depreciation and amortization. Management believes the most directly comparable measure to EBITDA calculated in accordance with generally accepted accounting principles in the United States, or GAAP, is cash flows provided by operating activities.

EBITDA, as adjusted, represents EBITDA plus gains on asset related transactions. The Company believes EBITDA, as adjusted, is a useful measure of its ability to service debt, fund capital expenditures and expand its business.  EBITDA, as adjusted, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information. The Company also believes that EBITDA is a frequently used measure by securities analysts, investors, and other interested parties in their evaluation of issuers.

EBITDA and EBITDA, as adjusted, are not recognized terms under GAAP and accordingly, should not be viewed in isolation or as a substitute for the analysis of results as reported under GAAP, but rather as a supplemental measure to GAAP. For example, EBITDA is not intended to reflect the Company’s free cash flow, as it does not consider certain current or future cash requirements, such as capital expenditures, contractual commitments, and changes in working capital needs, interest expenses and debt service requirements. The Company’s calculations of EBITDA and EBITDA, as adjusted, may also differ from the calculation of EBITDA and EBITDA, as adjusted, by its competitors and other companies and as such, its utility as a comparative measure is limited.

COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES

EBITDA, as adjusted, is reconciled to cash flows provided by operating activities in the table below.

($ in 000’s) — unaudited	Q1 2011	Q2 2011	Q3 2011	Q4 2011	Q1 2012	Q2 2012
Cash flows provided by operating activities	$13,468	$19,154	$15,898	$27,293	$12,686	$19,471
Changes in operating assets and liabilities	4,483	(1,708)	2,890	(3,558)	3,053	(2,252)
Cash interest expense and income tax expense	6,294	7,966	7,880	4,074	6,706	8,108
Gains on asset related transactions	2	—	—	40	112	11
EBITDA, as adjusted	$24,247	$25,412	$26,668	$27,849	$22,557	$25,338

Impact of foreign currencies (“constant currency” impact) on sequential quarterly service revenue

($ in 000’s) — unaudited	Q2 2012
Service revenue as reported — Q2 2012	$77,817
Impact of foreign currencies on service revenue	358
Service revenue - Q2 2012, as adjusted (1)	$78,175
Service revenue as reported — Q1 2012	$76,888
Constant currency increase from Q1 2012 to Q2 2012 - (Service revenue as adjusted for Q2 2012 less service revenue as reported for Q1 2012)	$1,287
Percent increase (Increase from Q1 2012 to Q2 2012 divided by service revenue as reported for Q1 2012)	1.7%
Percent increase from Q1 2012 to Q2 2012 including the constant currency impact on sequential quarterly service revenue and the loss of Cogent’s largest customer in January 2012. (2)	2.9%

(1)         Service revenue, as adjusted, is determined by translating the service revenue for the three months ended June 30, 2012 at the average foreign currency exchange rates for the three months ended March 31, 2012. The Company believes that disclosing quarterly revenue growth without the impact of foreign currencies on service revenue is a useful measure of revenue growth. Service revenue, as adjusted, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information.

(2)         In January 2012, Cogent’s largest (on-net and net-centric) customer was indicted by the U.S. government and as a result Cogent’s on-net service to this customer and the associated revenue terminated in January 2012.  This customer accounted for approximately 5.5% of Cogent’s 2011 and second quarter 2011 revenues and approximately $0.9 million of Cogent’s first quarter 2012 revenues.

Cogent’s SEC filings are available online via the Investor Relations section of www.cogentco.com or on the Securities and Exchange Commission’s website at www.sec.gov.

COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF JUNE 30, 2012 AND DECEMBER 31, 2011

(IN THOUSANDS, EXCEPT SHARE DATA)

	June 30, 2012	December 31, 2011
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$237,227	$238,207
Accounts receivable, net of allowance for doubtful accounts of $2,914 and $3,345 respectively	25,652	25,029
Prepaid expenses and other current assets	11,852	10,051
Total current assets	274,731	273,287
Property and equipment, net	304,823	307,978
Deposits and other assets - $453 and $457 restricted, respectively	15,663	16,386
Total assets	$595,217	$597,651

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$11,287	$14,199
Accrued liabilities	25,468	21,944
Current maturities, capital lease obligations	9,218	11,700
Total current liabilities	45,973	47,843
Senior secured notes	175,000	175,000
Capital lease obligations, net of current maturities	122,350	122,996
Convertible senior notes, net of discount of $12,493 and $15,366 respectively	79,485	76,612
Other long term liabilities	11,260	11,199
Total liabilities	434,068	433,650
Commitments and contingencies:
Stockholders’ equity:
Common stock, $0.001 par value; 75,000,000 shares authorized; 47,140,525 and 45,893,347 shares issued and outstanding, respectively	47	46
Additional paid-in capital	491,494	489,021
Accumulated other comprehensive income — foreign currency translation	(2,027)	(582)
Accumulated deficit	(328,365)	(324,484)
Total stockholders’ equity	161,149	164,001
Total liabilities and stockholders’ equity	$595,217	$597,651

COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

FOR THE THREE MONTHS ENDED JUNE 30, 2012 AND JUNE 30, 2011
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	Three Months Ended June 30, 2012	Three Months Ended June 30, 2011
	(Unaudited)	(Unaudited)
Service revenue	$77,817	$75,580
Operating expenses:
Network operations (including $118 and $126 of equity-based compensation expense, respectively, exclusive of depreciation and amortization shown separately below)	35,112	33,249
Selling, general, and administrative (including $1,905 and $1,881 of equity-based compensation expense, respectively)	19,401	18,926
Depreciation and amortization	15,503	14,734
Total operating expenses	70,016	66,909
Operating income	7,801	8,671
Interest income and other, net	148	298
Release of lease obligation	—	2,739
Interest expense	(8,988)	(9,135)
(Loss) income before income taxes	(1,039)	2,573
Income tax provision	(752)	(458)
Net (loss) income	$(1,791)	$2,115

Net (loss) income per common share:
Basic and diluted net (loss) income per common share	$(0.04)	$0.05

Weighted-average common shares - basic	45,313,804	45,021,507
Weighted-average common shares - diluted	45,313,804	45,548,725

Comprehensive (loss) income	$(4,859)	$2,960

COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

FOR THE SIX MONTHS ENDED JUNE 30, 2012 AND JUNE 30, 2011
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	Six Months Ended June 30, 2012	Six Months Ended June 30, 2011
	(Unaudited)	(Unaudited)
Service revenue	$154,704	$149,039
Operating expenses:
Network operations (including $201 and $266 of equity-based compensation expense, respectively, exclusive of depreciation and amortization shown separately below)	69,449	65,021
Selling, general, and administrative (including $3,061 and $3,837 of equity-based compensation expense, respectively)	40,743	38,465
Depreciation and amortization	30,743	29,525
Total operating expenses	140,935	133,011
Operating income	13,769	16,028
Interest income and other, net	524	529
Release of lease obligation	—	2,739
Interest expense	(17,982)	(16,720)
(Loss) income before income taxes	(3,689)	2,576
Income tax provision	(192)	(739)
Net (loss) income	$(3,881)	$1,837

Net (loss) income per common share:
Basic and diluted net (loss) income per common share	$(0.09)	$0.04

Weighted-average common shares - basic	45,325,427	45,017,518
Weighted-average common shares - diluted	45,325,427	45,575,535

Comprehensive (loss) income	$(5,326)	$5,667

COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2012 AND JUNE 30, 2011
(IN THOUSANDS)

	Six months Ended June 30, 2012	Six months Ended June 30, 2011
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net cash provided by operating activities	$32,157	$32,622
Cash flows from investing activities:
Purchases of property and equipment	(22,864)	(25,995)
Proceeds from dispositions of assets	121	2
Net cash used in investing activities	(22,743)	(25,993)
Cash flows from financing activities:
Proceeds from issuance of senior secured notes, net	—	170,512
Purchases of common stock	(1,265)	—
Proceeds from exercises of stock options	158	155
Principal payments of capital lease obligations	(8,763)	(7,452)
Net cash (used in) provided by financing activities	(9,870)	163,215
Effect of exchange rates changes on cash	(524)	1,119
Net (decrease) increase in cash and cash equivalents	(980)	170,963
Cash and cash equivalents, beginning of period	238,207	56,283
Cash and cash equivalents, end of period	$237,227	$227,246

Except for historical information and discussion contained herein, statements contained in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements include, but are not limited to statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “projects” and similar expressions.  The statements in this release are based upon the current beliefs and expectations of Cogent’s management and are subject to significant risks and uncertainties.  Actual results may differ from those set forth in the forward-looking statements.  Numerous factors could cause or contribute to such differences, including future economic instability in the global economy or a contraction of the capital markets which could affect spending on Internet services and our ability to engage in financing activities; the impact of changing foreign exchange rates (in particular the Euro to USD and Canadian dollar to USD exchange rates) on the translation of our non-USD denominated revenues, expenses, assets and liabilities; legal and operational difficulties in new markets; the imposition of a requirement that we contribute to the U.S. Universal Service Fund and similar funds in other countries; changes in government policy and/or regulation, including net neutrality rules  by the United States Federal Communications Commission and in the area of data protection; increasing competition leading to lower prices for our services; our ability to attract new customers and to increase and maintain the volume of traffic on our network; the ability to maintain our Internet peering arrangements on favorable terms; our reliance on an equipment vendor, Cisco Systems Inc., and the potential for hardware or software problems associated with such equipment; the dependence of our network on the quality and dependability of third-party fiber providers; our ability to retain certain customers that comprise a significant portion of our revenue base; the management of network failures and/or disruptions; and outcomes in litigation as well as other risks discussed from time to time in our filings with the Securities and Exchange Commission, including, without limitation, our annual report on Form 10-K for the fiscal year ended December 31, 2011 and our quarterly report on Form 10-Q for the quarter ended June 30, 2012 to be filed with the Securities and Exchange Commission. Cogent undertakes no duty to update any forward-looking statement or any information contained in this press release or in other public disclosures at any time.

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